Exhibit 10.2

SUMMIT HEALTH GROUP, INC.

STOCK OPTION PLAN

1.                                      Purpose of Plan

The purpose of the Stock Option Plan (the “Plan”) contained herein is to provide additional incentive to officers and by employees of Summit Health Group, Inc., a New Jersey corporation (the “Corporation”), and each present or future parent or subsidiary corporation of the Corporation, excluding all directors who are not employees of the Corporation, by encouraging them to invest in shares of the Corporation’s common stock, no par value per share (the “Common Stock”), and thereby acquire a proprietary interest in the Corporation along with an increased personal interest in the Corporation’s continued success and progress, to the mutual benefit of directors, employees and shareholders.

2.                                      Aggregate Number of Shares

350,000 shares of Common Stock shall be the aggregate number of shares which may be issued under this Plan.  Notwithstanding the foregoing, in the event of any change in the outstanding shares of common Stock by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Committee, as defined in Section 4 below, deems in its sole discretion to be similar circumstances, the aggregate number and kind of shares which may be issued under this Plan shall be appropriately adjusted in a manner determined in the sole discretion of the committee.  Reacquired shares of Common Stock, as well as unissued shares, may be used for the purpose of this Plan.  Common Stock subject to options which have terminated unexercised, either in whole or in part, shall be available for future options granted under this Plan.

3.                                      C1ass of Persona Eligible to Receive Options

All officers and key employees of the Corporation, excluding all directors who are not employees of the Corporation, and of any present or future percent or subsidiary corporation of the Corporation are eligible to receive en option or options under this plan.  The individuals who shall, in fact, receive an option c options shall be selected by the Committee, as defined in section 4 below, in its sole discretion, except as otherwise specified in Section 4 of this Plan.

4.                                      Administration of Plan

(a)                                  This Plan shall be administered by a Committee appointed by the Board of Directors (the “Committee”).  The Committee shall consist of a minimum of two and a maximum of ten members of the Board of Directors, each of whom shall be a “disinterested person” as defined in Rule 16b-3(c) (2) (i) under the Securities Exchange Act of 1934, as amended (the “1934 Act”), promulgated by the Securities and Exchange Commission (hereafter the “SEC”) or any future corresponding rule.  The Committee shall, in addition to its other authority and subject to the provisions of this Plan, determine which individuals shall in fact be granted an option or options, whether the option shall be an incentive stock option or a non-qualified stock option, the number of shares to be subject to each of the options, the time or times at which the options shall be granted, the rate of option exercisability (provided, however, that no option shall be exercisable within one (1) year from the date of its grant), and, subject to Section 5 of this Plan, the price at which each of the options is exercisable and the duration of the option.

(b)                                 The Committee shall adopt such rules for the conduct of its business and administration of this Plan as it considers desirable.  A majority of the members of the Committee shall constitute a quorum for all purposes.  The vote or written consent of a majority of the members of the Committee on a particular matter shall constitute the act of the Committee on such matter.  The Committee shall have the right to construe the Plan and the options issued pursuant to it, to correct defects and omissions and to reconcile inconsistencies to the extent necessary to effectuate the Plan and the options issued pursuant to it, and such action shall be final, binding and conclusive upon all parties concerned.  No member of the Committee or the Board of Directors shall be liable for an act or omission (whether or not negligent) taken or omitted in good faith, or for the exercise of any authority or discretion granted in connection with the Plan to the Committee or the Board of Directors, of for the acts or omissions of any other member(s) of the Committee or the Board of Directors.  Subject to the numerical limitations on Committee membership set forth in Section 4(a) hereof, the Board of Directors may at any time appoint additional members of the Committee and may at any time remove any member of the Committee with or without cause.  Vacancies on the Committee, however caused, may be filled by the Board of Directors, if it so desires.

5.                                      Incentive Stock Options and Non-Qualified Stock Options

(a)                                  Options issued pursuant to this Plan may be either Incentive Stock Options granted pursuant to Section 5(b) of this Plan or Non-Qualified Stock Options granted pursuant to Section 5(c) of this Plan, as determined by the Committee.  An “Incentive Stock Option” is an option which satisfies all of the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder, and a Non-Qualified Stock Option is an option which either does not satisfy all of these requirements or an option by its terms specifies at the time of grant that, will not be treated as an Incentive Stock option.  The Committee may grant both an Incentive Stock option and a Non-Qualified Stock Option to the same person, or more than one of each type of option to the same person.  The option price for Incentive Stock Options issued under this Plan shall be equal to at least the “fair market value” of the Common stock on the date of the grant of the option.  The “fair market value” of the common Stock on any particular date shall mean the last reported sale price of a share of the Common Stock on the NASDAQ National Market System, as reported by NASDAQ, or on any stock exchange on which such stock is then listed or admitted to trading, on such date, or if no sale took place on such day, the last such date on which a sale took place, or if the Common Stock is not then quoted on the NASDAQ National Market System or listed or admitted to trading on any stock exchange, the average of the bid and asked prices in the over-the-counter market on such date, or if none of the foregoing, a price determined by the committee.  If an optionee is an owner of stock (as determined under Section 424(d) of the Code) that possesses more than 10% of the total combined voting power of all classes of stock of the Corporation or a parent or subsidiary corporation of the corporation, the option price per share in the case of an Incentive Stock Option shall not be less than 110% of the fair market value of a share of

Common Stock on the date of the option grant.  The option price for Non-Qualified Stock Options shall be determined by the Committees as of the date of grant, but, in no event shall the price b less than $1.00 per share.

(b)                                 Subject to the authority of the Committee set forth in Section 4(a) c this Plan, Incentive Stock Options issued pursuant to this Plan shall be issued substantially in the form set forth in Appendix “I” attached to this Plan, which form is hereby incorporated by reference and made a part hereof, and shall contain substantially the terms and conditions set forth therein.  Incentive Stock Options shall be exercisable for a period determined by the Committee, but not to exceed the expiration of t years from the date such options are granted, unless terminated earlier under the terms of the Option.  To the extent that the aggregate fair market value (determined as of the respective date or dates of grant) of shares with respect to which options that would otherwise be Incentive Stock Options are exercisable for the first time by any individual during any calendar year under the Plan (or any other plan of the corporation, a parent or subsidiary corporation of the Corporation or predecessor thereof) exceeds the sun of $100,000, such. options shall he treated as Non-Qualified stock Options.  Such options shall be taken into account in the order in which they were granted.  At the time of the grant of an incentive Stock Option hereunder, the Committee may, in its discretion, modify or amend any or the option terms contained in Appendix “I” for any particular optionee, provided that the option as modified * or amended satisfies the requirements of Section 422 of the Code and the regulations thereunder.  Each of the options granted pursuant to this Section 5(b) is intended, if possible, to be an “Incentive Stock Option” as that term is defined in Section 422 of the Code and the regulations thereunder.  In the event this Plan or any option granted pursuant to this Section 5(b) is in any way inconsistent with the applicable legal requirements of the Code or the regulations thereunder for an Incentive Stock Option, this Plan and such option shall be deemed automatically amended as of the date hereof to conform to such legal requirement, if such conformity may be achieved by amendment.

(c)                                  Subject to the authority of the Committee set forth in Section 4(a) of this Plan, Non-Qualified Stock Options issued pursuant to this Plan shall be issued substantially in the form set forth in Appendix “IX” attached to this Plan, which form is hereby incorporated by reference and made a part hereof, and shall contain substantially the terms and conditions set forth therein.  Non-Qualified Stock Options shall expire as determined by the Committee but such period shall not exceed ten years after the date they are granted, unless terminated earlier under the option terms.  At the time of granting a Non-Qualified Stock Option hereunder, the Committee may, in its discretion, modify or amend any of the option terms contained in Appendix “XX” for any particular optionee, provided that the option as modified or amended does not expire more than ten years from the date of its grant.

(d)                                 Neither the Corporation nor any of its current or future parents, subsidiaries or affiliates, nor their officers, directors, shareholders, stock option plan committees, employees or agents shall have any liability to any optionee in the event (i) an option granted pursuant to Section 5(b) of this Plan does not qualify as an “Incentive Stock Option” as that term is used in Section 422 of the Code and the regulations thereunder: (ii) any optionee does not obtain the tax benefits of such an incentive Stock Option; or (iii any option granted pursuant to Section 5(c) of this Plan is an “Incentive Stock Option.”

6.                                      Modification, Amendment, Suspension and Termination

Options shall not be granted pursuant to this Plan after the expiration of ten years from the date the Plan is adopted by the Board of Directors of the Corporation.  The Board of Directors reserves the right at any time, and from time to time, to modify or amend this Plan in any way, or to suspend or terminate it, effective as of such date, which date may be either before or after the taking of such action, as may be specified by the Board of Directors; provided, however, that such action shall not affect actions granted under the Plan prior to the actual date on which such action occurred; and provided further, that the Board of Directors shall not, without the approval of the shareholders of the corporation, amend this Plan to (i) increase the benefits accruing to optionees under the Plan, (ii) increase the number of shares which may be issued or the Plan, or (iii) modify the eligibility requirements for awards granted under the Plan.  If a modification or amendment of this Plan is required by the Code or the regulations thereunder to be approved by the shareholders of the corporation in order to permit the granting of “Incentive Stock options” (as that term is defined in Section 422 of the Code and regulations thereunder) pursuant to the modified or amended Plan, such modification or amendment shall also be approved by the shareholders of the Corporation in such manner as is prescribed by the Code and the regulations thereunder.  If the Board of Directors voluntarily submits a proposed modification, amendment, suspension or termination for shareholder approval, such submission shall not require any future modifications, amendments (whether or not relating to the same provision or subject matter), suspensions or terminations to be similarly submitted for shareholder approval.

7.                                      Effectiveness of Plea

This Plan shall become effective en the date of its adoption by the corporation’s Board of Directors, subject however to approval by the shareholders of the Corporation in the manner as prescribed in the Code and the regulations thereunder and Rule 16b-3 under the 1934 Act.  Options nay be granted under this Plan prior to obtaining shareholder approval, provided such options shall not be exercisable until shareholder approval is obtained.

8.                                      General Conditions

(a)                                  Nothing contained in this Plan or any option granted pursuant to this Plan shall confer upon my employee the right to continue in the employ of the Corporation or any affiliated or subsidiary corporation or interferer in any way with the rights of the corporation or any affiliated or subsidiary corporation of the Corporation to terminate his or her employment in any way.

(b)                                 Action by the Corporation constituting an offer of stock for sale to any employee under the terms of the options to be granted hereunder shall be deemed complete as of the data when the Committee authorizes the grant of the option to the employee, regardless of when the option is actually delivered to the employee or acknowledged or agreed to by him.

(c)                                  The term “parent corporation” and “subsidiary corporation” as used throughout this Plan, and options granted pursuant , this Plan, shall (except as otherwise provided in the option form) have the meaning that is ascribed to that term-when contained in

Section 422(b) of the Code and the regulations thereunder, and the Corporation shall be deemed to be the grantor corporation for purposes of applying such meaning.

(d)                                 References in this Plan to the Code shall be deemed to also refer to the corresponding provision of any future United States revenue law.

(e)                                  The use of the masculine pronoun shall include the feminine gender whenever appropriate.